Your Vote Counts! LAKELAND FINANCIAL CORPORATION *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V29568-P02446 LAKELAND FINANCIAL CORP. ATTN: KRISTIN PRUITT 202 EAST CENTER STREET PO BOX 1387 WARSAW, IN 46581 You invested in LAKELAND FINANCIAL CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 9, 2024. Get informed before you vote View the Notice and Proxy Statement, Annual Report and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to March 26, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* April 9, 2024 3:30 p.m., Eastern Time Virtually at: www.virtualshareholdermeeting.com/LKFN2024 2024 Annual Meeting Vote by April 8, 2024 11:59 PM ET. For shares held in a Plan, vote by April 4, 2024 11:59 PM ET.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V29569-P02446 1. ELECTION OF DIRECTORS Nominees: 1a. A. Faraz Abbasi For 1b. Blake W. Augsburger For 1c. Robert E. Bartels, Jr. For 1d. Darrianne P. Christian For 1e. David M. Findlay For 1f. Emily E. Pichon For 1g. Kristin L. Pruitt For 1h. Steven D. Ross For 1i. Brian J. Smith For 1j. Bradley J. Toothaker For 1k. M. Scott Welch For 2. APPROVAL, by non-binding vote, of the Company’s compensation of certain executive officers. For 3. RATIFY THE APPOINTMENT OF CROWE LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. For NOTE: In accordance with their discretion upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.